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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, except for Note 15, as to which the date is November 8, 1999, with respect to the financial statements of COMPS.COM, Inc. for the year ended December 31, 1998 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-92579) and related Prospectus of CoStar Group, Inc. for the registration of 2,242,000 shares of its common stock.


     Our audits also included the financial statement schedule of COMPS.COM, Inc. listed in Item 21(b). This schedule is the responsibility of COMPS.COM Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Diego, California

January 3, 2000